For period ended 10-31-09
Registrant Name: American Beacon Funds
File Number: 811-4984


Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transactions were effected by the Emerging Markets Fund:

Security:                  Hindustan Construction Co. Ltd
Date of purchase:          6/30/09
Date offering commenced:   6/30/09
Purchase price:            102.15 INR
Commission rate:           $1.02
Syndicate Members:         Morgan Stanley India Company Pvt Ltd.,
                           Collins Stewart Inga Pvt Ltd.
Securities acquired from:  Collins Stewart Inga Pvt Ltd.
Affiliated underwriter:    Morgan Stanley India Pvt Ltd.
Amount purchased:          52,500
Total offering:            47,000,000


Security:                  IndusInd Bank Limited
Date of purchase:          8/12/09
Date offering commenced:   8/13/09
Purchase price:            87.50 INR
Commission rate:           1.25%
Syndicate Members:         Morgan Stanley India Co Pvt Ltd.,
                           IDFC-SSKI Ltd.
Securities acquired from:  IDFC-SSKI Ltd.
Affiliated underwriter:    Morgan Stanley India Pvt Ltd.
Amount purchased:          75,300
Total offering:            54,897,140


Security:                  Sinopharm Group Ltd
Date of Purchase:          9/16/09
Date Offering commenced:   9/16/09
Purchase price:            16.00 HKD
Commission Rate:           1%
Syndicate Members:         China International Capital Corporation Hong
                           Kong Securities Ltd., UBS AG, Morgan Stanley
                           Asia Ltd., Citigroup Global Markets Asia Ltd.,
                           Deutsche Bank AG Hong Kong Branch, BOCOM
                           International Securities Limited, China Merchants
                           Securities (HK) Co Ltd., Daiwa Securities SMBC
                           Hong Kong Ltd., First Shanghai Securities Ltd.,
                           Kingsway Financial Services Group Limited,
                           Shenyin Wanguo Capital (H.K.) Ltd.
Securities acquired from:  UBS Securities HK
Affiliated Underwriter:    Morgan Stanley Asia Ltd. & CICC
Amount purchased:          8,800
Total offering:            545,679,150


Security:                  China Resources Cement
Date of Purchase:          9/25/09
Date Offering commenced:   9/25/09
Purchase price:            3.90 HKD
Commission Rate:           1%
Syndicate Members:         Credit Suisse, Morgan Stanley
Securities acquired from:  Credit Suisse HK
Affiliated Underwriter:    Morgan Stanley Asia Ltd.
Amount purchased:          36,000
Total offering:            1,638,000,000


Security:                  Wynn Macau Ltd.
Date of Purchase:          9/30/09
Date Offering commenced:   9/30/09
Purchase price:            10.08 HKD
Commission Rate:           1%
Syndicate Members:         J.P. Morgan, Morgan Stanley, UBS Investment Bank,
                           BofA Merrill Lynch, Deutsche Bank, ABN-AMRO, BNP
                           Paribas Corporate & Investment Banking, CLSA,
                           GuocoCapital Ltd.
Securities acquired from:  UBS Securities HK
Affiliated Underwriter:    Morgan Stanley Bradesco BBI
Amount purchased:          94,800
Total offering:            1,250,000,000